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                                                                     Exhibit 4.9

                       SECOND AMENDMENT TO LOAN AGREEMENT

          SECOND AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT"), dated and effective as of March 17, 2003, between MUTUAL INVESTMENT LIMITED, a company f/k/a Bunge International Limited organized with limited liability under the laws of Bermuda ("MIL"), and BUNGE LIMITED, a company organized with limited liability under the laws of Bermuda ("BL).

                                    RECITALS

          WHEREAS, MIL, as borrower, and BL, as lender, are parties to a loan agreement, dated as of May 17, 2001 and effective as of April 1, 2001 (such loan agreement, as amended, supplemented or otherwise modified through the date hereof, the "LOAN AGREEMENT");

          WHEREAS, the Loan Agreement currently expires on the earlier to occur of (i) December 31, 2003, or (ii) an Event of Default; and

          WHEREAS, to date MIL has repaid $70,757,000 of the principal outstanding under the Loan Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                    AMENDMENT

          Section 2.1 of the Loan Agreement is hereby amended by deleting the second sentence and replacing it with the following:

     The Advances shall be payable on the earlier to occur of (i) December 31, 2004, or (ii) an Event of Default hereunder (the earlier of clauses (i)-(ii) is referred to herein as the "MATURITY DATE").

                                    ARTICLE 2

                                  MISCELLANEOUS

          SECTION 2.1. The Loan Agreement and each of the other Loan Documents, except to the extent specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and all of the collateral described therein do and shall
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continue to secure the payment of all obligations of MIL under the Loan
Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of BL under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 2.2. Capitalized terms not otherwise defined herein have the meanings specified in the Loan Agreement.

          SECTION 2.3. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 2.4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              MUTUAL INVESTMENT LIMITED


                              By    /s/ Susie Ter-Jung
                                    --------------------------------------------
                              Name: Susie Ter-Jung (by power of attorney)


                              By    /s/ Carey Dubois
                                    --------------------------------------------
                              Name: Carey Dubois (by power of attorney)


                              BUNGE LIMITED


                              By     /s/ Morris Kalef
                                     -------------------------------------------
                              Name:  Morris Kalef
                              Title: Treasurer

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